                                 October 7, 2004

Ames True Temper, Inc.
ATT Holding Co.
465 Railroad Avenue
Camp Hill, Pennsylvania 17011

Ladies and Gentlemen:

                  We have acted as special counsel to each of Ames True Temper,
Inc., a Delaware corporation (the "Issuer"), and ATT Holding Co., a Delaware corporation (the "Parent Guarantor"), in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement"),
relating to the 10% Senior Subordinated Notes due 2012 of the Issuer in the
principal amount of $150,000,000 (the "New Notes") and the guarantee of the New
Notes (the "New Guarantee") by the Parent Guarantor. The New Notes and the New
Guarantee are to be offered by the Issuer and the Parent Guarantor, respectively, in exchange for $150,000,000 in aggregate principal amount of the
Issuers' outstanding 10% Senior Subordinated Notes due 2012 and the guarantee of such Notes by the Parent Guarantor.

                  This opinion is being furnished in accordance with the
requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of
1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction of each of the
Registration Statement and the indenture pertaining to the New Notes (the
"Indenture"). We have also examined originals or copies certified or otherwise identified to our satisfaction, of such records of the Issuer and the Parent
Guarantor and such other agreements, certificates and documents of public officials, officers and other representatives of the Issuer and the Parent
Guarantor and others, as we have deemed necessary as a basis for our opinion set forth below.

                  We have relied, without independent investigation, as to
factual matters on the representations and warranties contained in the Indenture and on certifications of public officials and of officers and other representatives of the Issuer and the Parent Guarantor.

                  We have assumed the legal capacity of all natural persons
executing the Indenture and such other agreements, certificates or documents, the genuineness of all signatures thereon, the authority of all persons signing the Indenture and such other agreements, certificates and documents on behalf of the parties thereto other than officers and other representatives of the

Ames True Temper, Inc.
ATT Holding Co.
October 7, 2004

Issuer and the Parent Guarantor, the authenticity of all documents submitted to us as originals, the conformity to the original of all copies, telecopies, photostatic or conformed copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuer and/or the
Parent Guarantor.

                  In rendering the opinions set forth below, we have also
assumed that, except to the extent expressly set forth in the opinions below:
(i) each of the Indenture and the New Guarantee has been duly authorized by the parties thereto; (ii) the Indenture has been duly executed and delivered by each party thereto; (iii) each of the Issuer and the Parent Guarantor has the requisite power and authority (corporate, company, partnership or other) to execute, deliver and perform its obligations under the Indenture; and (iv) the
Indenture constitutes a legal, valid and binding agreement of the parties thereto other than the Issuer and the Parent Guarantor, enforceable against such parties in accordance with its terms.

                  Based on the foregoing and such other investigations, as we have deemed necessary and subject to the qualifications included in this letter, we are of the opinion that:

                  1. Upon the issuance of the New Notes in the manner referred to in the Registration Statement and in accordance with the terms and conditions of and the procedures set forth in the Indenture, the New Notes will constitute legal, valid and binding obligations of the Issuer, enforceable against the
Issuer in accordance with their terms, except to the extent that the enforceability thereof may be limited by: (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies; and (b) general principles of equity, including, without limitation, principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

                  2. Upon the issuance of the New Guarantees in the manner
referred to in the Registration Statement and in accordance with the terms and conditions of and the procedures set forth in the Indenture, the New Note will constitute legal, valid and binding obligations of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with its terms, except to the extent that the enforceability thereof may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies; and (ii) general principles of equity, including, without limitation, principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

                  We hereby consent to the filing of this opinion with the
Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus included therein. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange
Commission promulgated thereunder.

                                                    Very truly yours,

                                                    /s/ Schulte Roth & Zabel LLP